PUBLIC STORAGE, INC.
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                               For the three months ended           For the nine months ended
                                                                     September 30,                        September 30,
                                                              -------------------------------      -------------------------------
 EARNINGS PER SHARE:                                             1999               1998               1999               1998
---------------------------------------------------------     ------------       ------------      ------------       ------------
                                                                       (Amounts in thousands, except per share data)
 Net income..........................................         $    76,752        $    62,286       $ 212,245          $  167,849

 Less: Preferred Stock dividends:
 10% Cumulative Preferred Stock, Series A............              (1,141)            (1,140)         (3,422)             (3,420)
 9.20% Cumulative Preferred Stock, Series B..........              (1,372)            (1,372)         (4,116)             (4,116)
 Adjustable Rate Preferred Stock, Series C...........                (506)              (506)         (1,519)             (1,518)
 9.50% Cumulative Preferred Stock, Series D..........                (713)              (713)         (2,137)             (2,139)
 10.0% Cumulative Preferred Stock, Series E..........              (1,372)            (1,372)         (4,116)             (4,116)
 9.75% Cumulative Preferred Stock, Series F..........              (1,401)            (1,401)         (4,205)             (4,203)
 8.875% Cumulative Preferred Stock, Series G.........              (3,827)            (3,828)        (11,482)            (11,484)
 8.45% Cumulative Preferred Stock, Series H..........              (3,565)            (3,565)        (10,694)            (10,695)
 8.625% Cumulative Preferred Stock, Series I.........              (2,156)            (2,156)         (6,469)             (6,468)
 8.00% Cumulative Preferred Stock, Series J..........              (3,000)            (3,000)         (9,000)             (9,000)
 8.25% Cumulative Preferred Stock, Series K..........              (2,372)                 -          (6,668)                  -
 8.25% Cumulative Preferred Stock, Series L..........              (2,372)                 -          (5,323)                  -
 8.75% Cumulative Preferred Stock, Series M..........                (615)                 -            (615)                  -
 8.25% Convertible Preferred Stock...................                   -                  -               -              (2,163)
                                                              ------------       ------------      ------------       ------------
 Total preferred dividends                                        (24,412)           (19,053)        (69,766)            (59,322)
                                                              ------------       ------------      ------------       ------------
 Net income allocable to common shareholders.........         $    52,340        $    43,233       $ 142,479          $  108,527
                                                              ============       ============      ============       ============

 Weighted average common shares outstanding:

Basic - weighted average common shares outstanding...             129,041            116,421         125,561            113,311
Effect of dilutive stock options - based on treasury
    stock method using average market price..........                 208                305             272                451
                                                              ------------       ------------      ------------       ------------
Diluted weighted average common shares  outstanding..            129,249            116,726         125,833            113,762
                                                              ============       ============      ============       ============
 Basic earnings per common share                                   $0.41              $0.37            $1.13              $0.96
                                                              ============       ============      ============       ============
 Diluted earnings per common share                                 $0.40              $0.37            $1.13              $0.95
                                                              ============       ============      ============       ============

                                   Exhibit 11

                                                               For the three months ended           For the nine months ended
                                                                     September 30,                        September 30,
                                                              -------------------------------      -------------------------------
DILUTED EARNINGS PER SHARE, ASSUMING CONVERSION OF
   ANTI-DILUTIVE SECURITIES:                                     1999              1998              1999               1998
---------------------------------------------------------     ------------       ------------      ------------       ------------
                                                                       (Amounts in thousand, except per share data)
Net income allocable to common shareholders per
   calculation above.................................          $    52,340       $   43,233        $  142,479         $  108,527

Add back applicable dividends paid to holders of
   Convertible Preferred Stocks:
   * 8.25% Convertible Preferred Stock...............                    -                -                 -              2,163
                                                              ------------       ------------      ------------       ------------
Net income allocable to common shareholders for purposes
   of determining Diluted Earnings per Share, assuming
   conversion of anti-dilutive securities............
                                                               $    52,340       $   43,233        $  142,479         $  110,690
                                                              ============       ============      ============       ============

Diluted weighted average common shares
   outstanding.......................................              129,249          116,726           125,833            113,762

Pro  forma  weighted  average common shares  assuming
     conversion of Convertible Preferred Stock:
     * 8.25% Convertible Preferred Stock.............                   -                 -                 -              2,357
                                                              ------------       ------------      ------------       ------------

Weighted average common shares for purposes of
   computation of Diluted Earnings per Share, assuming
   conversion of anti-dilutive securities............             129,249           116,726           125,833            116,119
                                                              ============       ============      ============       ============
Diluted Earnings per Common Share, assuming conversion
   of anti-dilutive securities (1) ..................               $0.40             $0.37             $1.13              $0.95
                                                              ============       ============      ============       ============

(1) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.

     In addition, the Company has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common Stock subject to the attainment of certain earnings milestone by the Company. As these earnings milestones have not been met, the conversion has not been assumed.

                                   Exhibit 11